CNL Strategic Residential Credit, Inc. 10-12G/A

Exhibit 10.6

FORM OF PARTICIPATING BROKER AGREEMENT

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

THIS PARTICIPATING BROKER AGREEMENT (the “Agreement”) is made and entered into as of _________________, 20___, by and between CNL SECURITIES CORP., a Florida corporation (the “Placement Agent”), and ______________________________________, (the “Broker”).

WHEREAS, CNL STRATEGIC RESIDENTIAL CREDIT, INC. is a (the “Company”); and

WHEREAS, the Company is offering to sell the Securities Act of 1933, as amended, (the “Act”) and

WHEREAS, the Company is initially offering Class FA Shares (“Founders Shares”) and, once the Minimum Offering Requirement is satisfied and the Company has completed the initial closing of Class FA Shares, the Company will continue to offer up to the remaining Class FA Shares maximum offering amount, and after the initial closing, the Company, in its sole and absolute discretion, may also begin to offer any combination of Class A Shares, Class T Shares, Class D Shares or Class I Shares (collectively, “Non-Founder Shares”) up to the remaining maximum amount of the Offering, and

WHEREAS, the Offering will terminate if the Company does not obtain subscriptions for at least $10,000,000 within one year from the commencement of the offering (the “Minimum Offering Requirement”), ; and

WHEREAS, the initial minimum purchase amount for Class FA Shares is $25,000, and once the Company has met its Minimum Offering Requirement and completed its initial closing of Class FA Shares, the Shares will generally be issued at an offering price based on the net asset value of each class of Shares as of the last calendar day of the prior month; and

WHEREAS, the , which has heretofore entered into a Agreement with the Company pursuant to which it has been designated the to sell and manage the sale pursuant to the terms of such and the Offering, is a corporation incorporated in and presently in good standing in the State of Florida, and is presently registered with the securities commissions of all states and with the Financial Industry Regulatory Authority (“FINRA”) as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the ; and

WHEREAS, the Broker is an entity organized and presently in good standing in the jurisdictions in which it does business, presently registered as a broker-dealer with FINRA, and presently licensed by the appropriate regulatory agency of each jurisdiction in which it will offer and sell the as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the or exempt from all such registration requirements; and

WHEREAS, the Company has ll be made only to investors who are “Accredited Investors,” as that term is defined under the Act and Regulation D promulgated thereunder, and meet the other suitability standards set forth in the Subscription Agreement pursuant to the terms and conditions of all applicable securities laws of all states in which the are offered and sold; and

WHEREAS, the desires to retain the Broker to use its best efforts to sell the , and the Broker is willing and desires to serve as a broker for the for the sale of the upon the following terms and conditions.

NOW, THEREFORE, in consideration of the terms and conditions , it is agreed between the and the Broker as follows

1.	Relationship.

(a)       Subject to the terms and conditions herein set forth, the hereby retains the Broker to use its best efforts to sell for the account of the Company a portion of the described in the . The Broker hereby accepts such retention and covenants, warrants and agrees to sell the according to all of the terms and conditions of the , all applicable state and federal laws, including the Act, and any and all regulations and rules pertaining thereto, . The Broker and its associated persons shall have no authority to give any information or make any representations in connection with any offer or sale of the other than as contained in the , the brochure, and the sales material supplied by the Company, each as amended and supplemented.

(b)       The Broker shall comply with all requirements set forth in the . The Broker shall use and distribute, in connection with the offering and sale of the reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the , and the Broker shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)       Notwithstanding anything to the contrary contained in Section 2 of this Agreement, in the event that the Placement Agent pays any placement fees or other fees to the Broker for sale of one or more Shares, where representatives of the Broker execute the subscription agreement relating to such Shares, and the subscription is rescinded or rejected as to one or more of the Shares covered by such subscription, the Placement Agent shall decrease the next payment of compensation otherwise payable to the Broker by the Placement Agent under this Agreement by an amount equal to the compensation rate established in Section 2, multiplied by the number of Shares as to which the subscription is rescinded or rejected, as applicable. In the event that no payment of compensation is due to the Broker after such withdrawal occurs, the Broker shall pay the amount specified in the preceding sentence to the Placement Agent within ten (10) days following mailing of notice to the Broker by the Placement Agent stating the amount owed as a result of rescinded or rejected, as applicable, subscriptions.

(d)       All monies received for purchase of any of the shall be forwarded by the Broker to UMB Bank, N.A. (the “Escrow Agent”), where such monies will be deposited in a non-interest bearing escrow account, established by the Company solely for such subscriptions, except that, until such time (if any) that such monies are deliverable to the Company pursuant to the escrow agreement between the Company and the Escrow Agent, the Broker shall return any monies not made payable to “UMB Bank as EA for CNL Strategic Residential Credit, Inc.” directly to the subscriber who submitted the monies. In such case, the Broker will collect the proceeds of the subscribers’ payments and issue a payment made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds. will be executed as described in the . The monies shall be deposited or transmitted by the Broker to the no later than as allowed by the Securities Exchange Act of 1934 and the rules promulgated thereunder, (collectively, the “1934 Act”) and interpretive guidance from self-regulatory organizations applicable to the Placement Agent.

(e)       During the full term of this Agreement the shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Broker under this Agreement.

(f)       The shall be offered and sold by the Broker only where the may be legally offered and sold, only by Broker’s registered representatives appropriately licensed to sell Shares in such jurisdiction, and only to such persons in such states who shall be legally qualified to purchase the . For purposes of this Agreement, wherever used herein the terms “state” and “states” shall be deemed to refer inclusively to the 50 states in the United States, the District of Columbia, and the Commonwealth of Puerto Rico. The shall give the Broker written notice of those states in which the and sale of may be made, and shall amend such notice thereafter as additional states are added; no shall be offered or sold in any other states.

(g)       The Broker shall have no obligation under this Agreement to purchase any of the for its own account.

(h)       The Broker will use every reasonable effort to assure that Shares are sold only to investors who:

(i)          meet the investor suitability standards, including the minimum income and net worth standards established by the definition of the term “accredited investor” as set forth in Regulation D under the Act, and the minimum purchase requirements set forth in the Memorandum;

(ii)        can reasonably benefit from an investment in the Shares based on the prospective investor’s overall investment objectives and portfolio structure;

(iii)       are able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and

(iv)       have apparent understanding of: (A) the fundamental risks of the investment; (B) the risk that the prospective investor may lose the entire investment; (C) the lack of liquidity of the Shares; (D) the restrictions on transferability of the Shares; (E) the background and qualifications of the officers and directors of the Company, of CNL Residential Credit Manager, LLC (the “Advisor”), or of Balbec Capital Management, L.P.; and (F) the tax consequences of an investment in the Shares.

The Broker will make the determinations required to be made by it pursuant to this subsection (h) based on information it has obtained from the prospective investor, including, at a minimum, but not limited to, the prospective investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and information gathered pursuant to FINRA’s anti-money laundering rules and the Securities and Exchange Commission’s (the “SEC”) current books and records rules, as well as any other pertinent factors deemed by the Broker to be relevant. The Broker agrees that the Placement Agent is not and does not intend to be in any fiduciary relationship or contract with investors or clients of the Broker.

(i)        The Broker will offer the Shares in accordance with the applicable provisions of the Act in a manner so as to preserve the exemption from registration as provided in Section 4(a)(2) of the Act and will not take, or omit to take, any action in connection with offers and sales of Shares that would cause the Offering not to be made in compliance with Rule 506(b) pursuant to Regulation D promulgated thereunder; the Broker will not offer the Shares for sale in any jurisdiction unless and until the Placement Agent shall have advised it that the Shares are either registered in accordance with, or exempt from, the securities, real estate syndication, and other laws applicable thereto; and the Broker has not and will not take any action that would require registration of the Shares under any federal or state securities, real estate syndication, or any other laws, orders, rules or regulations. The Broker will not use any offering or selling materials other than materials furnished or previously approved in writing by the Placement Agent.

(j)        The Broker shall make no representations concerning the Offering, except as set forth in the Memorandum, and except for such supplemental information relating to the Offering, the Company and the Advisor as shall be made available in writing by the Placement Agent to offerees and their representatives as contemplated by Regulation D promulgated under the Act.

(k)       The Broker will not offer the Shares by means of any form of general solicitation or general advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising, and otherwise will comply with the provisions of Rule 506(b) of Regulation D.

(l)        In addition to complying with the provisions of subsection (h) above, and not in limitation of any other obligations of the Broker to determine suitability imposed by state or federal law, the Broker agrees that it will comply fully with all of the following provisions:

(i)          The Broker shall have reasonable grounds to believe, based upon information provided by the prospective investor concerning his investment objectives, other investments, financial situation and needs, and upon any other information known by the Broker, that (A) each prospective investor to whom the Broker sells Shares is in a financial position appropriate to enable him to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each prospective investor to whom the Broker sells Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares (including potential loss and lack of liquidity), and (C) the Shares otherwise are a suitable investment for each prospective investor to whom it sells Shares, and the Broker shall maintain files disclosing the basis upon which the determination of suitability was made;

(iithe prospective;

(iii)         The Broker shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the and provide a basis for evaluating the Shares;

(iv)        In making the determination set forth in subsection (iii) above, the Broker shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the , conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

(v)         If the Broker relies upon the results of any inquiry conducted by another member of FINRA with respect to the obligations set forth in subsections (iii) or (iv) above, the Broker shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not a sponsor or an affiliate of the sponsor of the Company; and

(vi)        Prior to executing a purchase transaction in the , the Broker shall have informed the prospective investor of all pertinent facts relating to the lack of liquidity and marketability of the .

(m)      The Broker agrees that it will comply with all FINRA Conduct Rules.

(n)       The Broker agrees to retain in its files, for at least six years, or for that period of time which shall comply with all applicable federal, state, jurisdictional and other regulatory requirements, including as required by FINRA and the SEC books and records rules, information will establish that each purchaser of falls within the permitted class of investors and will update all such information as may be required under FINRA’s anti-money laundering rules and the SEC’s books and records rules.

(o)       The Broker shall verify the identity of each prospective investor to whom it offers and sells Shares under its “customer identification program” and verify the source of the prospective investor’s funds as required by the anti-money laundering rules of FINRA, the SEC and Department of Treasury, and screen such investors against current lists of individuals and organizations available from the Office of Foreign Asset Control (“OFAC”). The Broker shall not accept subscriptions from any person, entity or organization in a blocked jurisdiction. The Broker shall file any necessary or appropriate suspicious activity reports and currency transaction reports and other required under applicable “know your customer” and “anti-money laundering” laws and regulations in respect of investors or potential investors. The Broker has in place and adheres to a comprehensive anti-money laundering program that meets the requirements of FINRA Conduct Rule 3011, Department of Treasury regulations issued pursuant to Title III of the USA PATRIOT Act and other applicable laws and regulations. The Broker agrees to cooperate with the Company and the Placement Agent in gathering additional information in respect of an investor or the source of the investor’s funds as reasonably requested by the Placement Agent or the Company, and agrees to cooperate with the Company and the Placement Agent in connection with anti-money laundering laws and regulations. By forwarding an investor’s subscription information to the Company, the Broker represents and warrants that it has verified the identity of the investor and the source of the investor’s funds, that the investor is not listed on the OFAC list, and that the Broker, after conducting commercially reasonable diligence, is not aware of any suspicious or illegal activity associated with the prospective investor or the source of the prospective investor’s funds.

(p)       The Broker agrees to have in place and adhere to a commercially reasonable program of customer privacy in compliance with applicable laws and industry best practices designed to assure the confidentiality and security of confidential investor information, as required by Regulation S-P and other applicable laws.

(q)       The Broker agrees to have in place and adhere to a “business continuity plan” in conformity with the rules of FINRA and to cooperate with the Placement Agent on business continuity plan matters.

(r)        The Broker shall not, directly or indirectly, pay or award any finder’s fees, placement fees or other compensation to any persons engaged by a prospective investor for investment advice as an inducement to such to advise the prospective investor to purchase Shares of the Company.

(s)       The Broker understands that the Shares have not been registered under the Act or any other securities laws on the grounds that the offering and sale of the Shares are exempt from registration under applicable exemptions from federal securities laws and in accordance with the private, covered securities or limited offering exemptions available in the states in which the Company desires to sell Shares, and the Broker represents and warrants that it shall not offer or sell Shares in a manner which would prevent the Company from availing itself of such exemptions.

(t)        The Broker either (i) shall not purchase Shares for its own account or (ii) if it purchases Shares for its own account, shall hold all such Shares for investment.

(u)       The Broker shall not in any way participate in, or effect the sale or transfer of Shares in connection with, a tender offer with respect to Shares of the Company, whether or not such offer is subject to Section 14(d)(1) of the 1934 Act, other than with the written consent of the Company and/or the Placement Agent.

(v)       Neither the Broker, nor any officer, director, employee or agent of the Broker, shall disclose to any person, other than an officer, director, employee or agent of the Broker, any password relating to a restricted website or portion of a website provided to such Broker in connection with the Offering. Neither the Broker, nor any officer, director, employee or agent of the Broker, shall disclose to any person, other than an officer, director, employee or agent of the Broker, any material downloaded from such a restricted website or portion of a website.

(w)      The shall promptly provide subscribers with all amendments or supplements to the

(x)       The Broker hereby represents and warrants that all registered representatives who participate in, or who effect a sale or transfer in Shares in connection with this Offering shall have, and be in good standing with, all required FINRA and state licensing and any other applicable regulatory licensing prior to such participation, sale or transfer.

(y)       To the extent that the Broker and the Broker’s clients execute the Subscription Agreement and/or other applicable account-related forms, in whole or in part, by electronic means, the Broker will comply with the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act (collectively, as such may be amended from time to time, “Electronic Signature Law”), and the following terms and conditions set forth below:

(i)          In facilitating the use of Electronic Signatures (as defined by Electronic Signature Law), the Broker will utilize technology that: (a) will be implemented in compliance with Electronic Signature Law, and will include a commercially reasonable level of security and assurances of accuracy, and will include required federal disclosures, as applicable; (b) will employ an authentication process to establish signer credentials; (c) will employ mechanisms that ensure the potential investor reviews all required disclosure on the Subscription Agreement; (d) will employ security features that protect signed records from alteration; (e) will affix the Electronic Signature to the appropriate location in the relevant document; and (f) will provide for retention of electronically signed documents in compliance with applicable laws and regulations; and

(ii)          The Broker shall: (a) advise clients that the execution of documents by Electronic Signature is optional and that participation may be terminated at any time; (b) prior to use of Electronic Signature, obtain and document the prospective investor’s written consent to utilize Electronic Signature, and such consent shall be made available to the Company and/or the Placement Agent upon request; (c) allow clients that elect to participate in electronic signature initiative the ability to receive offering documents and other materials electronically or in paper form; (d) allow its clients to sign any document with an original handwritten signature; and

(iii)        The Broker shall maintain written policies and procedures covering the use of Electronic Signatures, which shall comply with all applicable federal, state, jurisdictional and other regulatory requirements. Such policies and procedures shall include a process for removing Electronic Signature credentials, if any, used in connection with the Electronic Signature, when a client revokes their participation in the Electronic Signature initiative; and

(iv)       The Broker will provide clients participating in the Electronic Signature program a written confirmation of purchase, which may be provided in electronic or paper format at the election of the client. The Broker will also maintain a copy of each Electronic Signature used to execute a transaction in accordance with applicable recording obligations under state and federal securities laws and regulations and all applicable FINRA rules and regulations; and

(v)        An election to participate in an Electronic Signature initiative may only be used in connection with, and to the extent permitted by, the Company, and, in its sole and absolute discretion, the Company reserves the right to prohibit the use of Electronic Signature by the Broker and the Broker’s clients at any time; and

(vi)        The Broker may not charge different fees or expenses to clients based upon an election to participate, or not participate, in the Electronic Signature initiative.

2.	Compensation of Broker.

Except as provided in the Memorandum, which may be amended or supplemented from time to time:

(a)       Up-Front Selling Commission. As compensation for completed sales of Non-Founder Shares and for services to be rendered by the Broker hereunder, the Placement Agent shall reallow to the Broker an up-front selling commission in an amount of up to the corresponding Class percentage set forth on Schedule I to this Agreement of the gross proceeds on such completed sales of Shares by the Broker, subject to reduction as provided herein or in the “Plan of Distribution” section of the Memorandum, which may be amended and supplemented from time to time. The Broker shall not receive commissions for sales of Class A or Class T Shares pursuant to the Distribution Reinvestment Plan, or for sales of any Class FA, Class D, or Class I Shares in the Offering or pursuant to the Distribution Reinvestment Plan.

(b)       Up-Front Dealer Manager Fee. Except as may be provided in the “Plan of Distribution” section of the Memorandum, which the Company may be amend or supplement from time to time, the Placement Agent may reallow to the Broker, in its sole discretion, all or a portion of the dealer manager fee received by it in an amount of up to the corresponding percentage set forth on Schedule I of gross proceeds of completed sales of Class A Shares or Class T Shares in the Offering by the Broker as a marketing fee if the Broker has executed the addendum to this Agreement, attached as Schedule I to this Agreement, whereby the Broker agrees to use its internal marketing support personnel to assist the Placement Agent’s marketing team and their internal marketing communication tools to promote the Company as more specifically set forth in and conditioned on the terms of Schedule I attached hereto. Such rates shall remain in effect during the full term of this Agreement unless otherwise changed by a written agreement between the parties hereto. The Broker shall not receive reallowance of dealer manager fees for sales of Class A or Class T Shares pursuant to the Distribution Reinvestment Plan, or for sales of any Class FA, Class D, or Class I Shares in the Offering or pursuant to the Distribution Reinvestment Plan.

(c)       Distribution and Stockholder Servicing Fee. Except as may be provided in the “Plan of Distribution” section of the Memorandum, which the Company may be amend or supplement from time to time and subject to the Company’s Distribution and Stockholder Servicing Plan, the Placement Agent may agree to reallow to the Broker, as compensation for the sale of Shares in the Offering and for ongoing stockholder services, all or a portion of the annual distribution and stockholder servicing fee (the “Distribution Fee”) received by the Placement Agent as described in the Placement Agent Agreement and the Memorandum with respect to the Class T Shares and/or the Class D Shares sold in the Offering by the Broker during the term of this Agreement if the Broker has elected to sell Class T Shares or Class D Shares, as applicable, and has executed the addendum to this Agreement attached as Schedule I to this Agreement, which sets forth the terms and conditions of the Placement Agent’s reallowance of the Distribution Fee to Broker. The Distribution Fee will be based the then-current Offering price (or, once reported, the amount of the most recent reported net asset value per Share) per Class T Share and Class D Share. The Broker shall not receive reallowance of Distribution Fees for sales of any Class FA, Class I, or Class A Shares in the Offering or pursuant to the Distribution Reinvestment Plan.

(d)       Commissions and any reallowance of the dealer manager fees or Distribution Fees shall be payable to the Broker by the Placement Agent after such acceptance of the Subscription Agreement in accordance with the terms of this Agreement; provided however, that commissions, reallowance of dealer manager fees or Distribution Fees shall not be paid by the Placement Agent: (i) other than from commissions, dealer manager fees or Distribution Fees, as applicable, received from the Company for the sale of its Shares; (ii) until any and all commissions, dealer manager fees and Distribution Fees, as applicable, payable by the Company to the Placement Agent have been received by the Placement Agent; (iii) until the Minimum Offering Requirement has been reached; and (iv) to the extent the commission, Placement Agent fee or Distribution Fee payable to any broker dealer exceeds the amount allowed by any regulatory agency. The Broker acknowledges that, if the Company pays commissions, dealer manager fees or Distribution Fees to the Placement Agent, the Company is relieved of any obligation for commissions, dealer manager fees or Distribution Fees, as applicable, to the Broker. The Company may rely on and use the preceding acknowledgment as a defense against any claim by the Broker for commissions, dealer manager fees or Distribution Fees the Company pays to the Placement Agent but that Placement Agent fails to remit to the Broker. The Company (and the Placement Agent) may pay reduced commissions, dealer manager fees and/or Distribution Fees or may eliminate such compensation on certain sales of Shares, including the reduction or elimination of compensation in accordance with the following paragraphs of this Section 2. Any such reduction or elimination of compensation will not, however, change the net proceeds to the Company.

(e)       Notwithstanding anything to the contrary contained in this Section 2, in the event that the Placement Agent has reallowed any commission and/or fees to the Broker for the sale of one or more Shares and the subscription is rescinded or rejected as to one or more of the Shares covered by such subscription, the Broker shall pay the amount specified to the Placement Agent within ten (10) days following mailing of notice to the Broker by the Placement Agent stating the amount owed as a result of rescinded or rejected subscriptions, and if the Broker fails to pay such amount, the Placement Agent shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Broker (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Placement Agent may have in connection with such failure).

(f)        After the Minimum Offering Requirement has been reached, the Broker may withhold the selling commissions and reallowance of dealer manager fees to which it is entitled from the purchase price for the Shares in the Offering and forward the balance to SS&C Technologies, Inc. (f/k/a DST Systems, Inc.), which acts as the Company’s transfer agent (the “Transfer Agent”) if it represents to the Placement Agent that: (i) the Broker is legally permitted to do so; and (ii) (A) the Broker meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Broker has forwarded the Subscription Agreement to the Company’s Transfer Agent and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the commissions and dealer manager fees to which the Broker is entitled, to the Company’s Transfer Agent; and (C) the Broker has verified that there are sufficient funds in the investor’s account with the Broker to cover the entire cost of the subscription.

(g)       As may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended and supplemented from time to time, certain persons and entities may purchase Shares net of all or a portion of the commissions and/or the dealer manager fees. The amount of net proceeds to the Company will not be affected by reducing or eliminating commissions and dealer manager fees payable in connection with sales to investors described in this paragraph.

(h)       In accordance with the volume discounts schedule set forth in the “Plan of Distribution” section of the Memorandum, as amended and supplemented, the amount of selling commissions otherwise payable may be reduced with respect to sales to a subscriber or group of subscribers based upon the aggregate of Class A Shares purchased by such subscriber or group through the Broker. The Broker shall assume exclusive responsibility for failures with respect to the calculation, offer or omissions of investor qualifications for reduced commissions or discounts for volume purchases or otherwise, as described in the Memorandum. To the extent an investor qualifies for a volume discount on a particular purchase, such investor’s subsequent purchases, regardless of the Shares subscribed for in such purchases, will also qualify for: (i) that volume discount; or (ii) to the extent the subsequent purchase when aggregated with the prior purchases qualifies for a greater volume discount, such greater discounts. For purposes of determining the applicability of discounts, a single “purchaser” shall have the meaning set forth in the Memorandum. For purposes of volume discounts, all such Shares must be purchased through the same broker. Any such discounts will reduce the amount of compensation otherwise payable to the Broker.

(i)        No commissions or dealer manager fees will be paid to the Broker in connection with any Shares purchased through the Distribution Reinvestment Plan.

(j)        The Placement Agent may reimburse the Broker for bona fide due diligence expenses incurred in connection with the Offering, provided that such expenses are detailed on itemized invoices and such expenses do not exceed the Company’s limits on Organization and Offering Expenses, as set forth in the Memorandum.

3.	Association with Other Dealers.

It is expressly understood between the and the Broker that the may cooperate with other broker-dealers who are registered as broker-dealers with FINRA and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the or with broker-dealers exempt from all such registration requirements. Such other participating broker-dealers may be employed by the on terms and conditions identical or similar to this Agreement and shall receive such rates of as are agreed to between the and the respective other participating broker-dealers and as are in accordance with the terms of the . The Broker understands that, to that extent, such other participating broker-dealers shall compete with the Broker in the sale of the .

4.	Conditions of the Broker’s Obligations.

The Broker’s obligations hereunder are subject, during the full term of this Agreement and the Offering, to (a) the performance by the of its obligations hereunder, and (b) the conditions that: (i) the shall remain , and (ii) no stop order shall have been issued suspending the of the .

5.	Conditions to the ’s Obligations.

The obligations of the hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) the ; (b) no stop order (or other order restraining the offer or sale of the shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the ; and (c) the Broker shall have satisfactorily performed all of its obligations hereunder.

6.	Covenants of the Broker.

The Broker covenants, warrants and represents, during the full term of this Agreement, that:

(a)       The Broker has necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)      The Broker is duly organized, validly existing, and in good standing under the laws of the jurisdictions in which it does business. The Broker has the requisite corporate power and authority to execute this Agreement and to perform its duties hereunder, and the execution and delivery by it of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Broker is a party or by which the Broker or its properties are bound, or any judgment, decree, order, or, to its knowledge, any statute, rule or regulation applicable to it.

(c)      The Broker is a member of FINRA and a broker-dealer registered as such under the 1934 Act and under the securities laws of the states in which the Shares are to be offered or sold.

(d)      This Agreement has been duly authorized, and when executed and delivered by the Broker and the other parties hereto, will be the Broker’s legal, valid and binding agreement, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, (iii) judicial discretion, or (iv) the extent that the indemnification provisions of this Agreement are or may be held to be in violation of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.

(e)       The Broker represents that neither it, nor any of its directors, executive officers, other officers, or employees of the Broker participating in the offering of Shares that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares or otherwise distribute the Shares (“Collectively Distribution Participant Covered Person”) is subject to any Disqualification Event (defined below) except for a Disqualification Event (i) contemplated by Rule 506(d)(2) under the Act and (ii) a description of which has already been furnished in writing to the Placement Agent prior to the date hereof. Broker further agrees to notify the Placement Agent in a writing provided in accordance with Section 11 of this Agreement prior to offering Shares of (i) any Disqualification Event relating to any Distribution Participant Covered Person not previously disclosed to the Placement Agent and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Distribution Participant Covered Person. The Broker will notify the Placement Agent in writing, prior to the offering of Shares of (i) any Disqualification Event relating to any Distribution Participant Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Distribution Participant Covered Person.

7.	Covenants of the .

The covenants, warrants and represents, during the full term of this Agreement, that:

(a)       The has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)       The is duly organized, validly existing, and in good standing under the laws of the jurisdictions in which it does business. The has the requisite corporate power and authority to execute this Agreement and to perform its duties hereunder, and the execution and delivery by it of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the is a party or by which the or its properties are bound, or any judgment, decree, order, or, to its knowledge, any statute, rule or regulation applicable to it.

(c)       The is a member of FINRA and a broker-dealer registered as such under the 1934 Act, and under the securities laws of the states in which the Shares are to be offered or sold.

(d)       This Agreement has been duly authorized, and when executed and delivered by the and the other parties hereto, will be the ’s legal, valid and binding agreement, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) limitations upon the power of a court to grant specific performance or any other remedy with respect to the enforcement of this Agreement, (iii) judicial discretion, or (iv) the extent that the indemnification provisions of this Agreement are or may be held to be in violation of public policy (under either state or federal law) in the context of the offer, offer for sale, or sale of securities.

(e)       The shall use its best efforts to prevent the sale of the through persons other than registered FINRA broker-dealers or with entities exempt from all such registration requirements.

(f)        The shall advise the Broker whenever and as soon as it receives or learns of any order issued by the , any state regulatory agency or any other regulatory agency the offering or sale of the , or receives notice of any proceedings regarding any such order.

(g)       The shall use its best efforts to prevent the issuance of any order described herein at subsection (f) hereof and to obtain the lifting of any such order if issued.

(h)       The agrees to have in place and adhere to a commercially reasonable program of customer privacy in compliance with applicable laws and industry best practices designed to assure the confidentiality and security of confidential investor information, as required by Regulation S-P and other applicable laws.

(i)       The shall give the Broker such number of copies of the as the Broker may reasonably request for sale of the .

(j)       The shall promptly notify the Broker of any amendments or supplements to the , and shall furnish the Broker with copies of any revised and/or amendments to the .

(k)       In conjunction with the Company, he shall use its best efforts to cause under the securities laws of such states as the Company shall elect.

(l)        No Disqualification Events. With respect to Shares to be offered and sold hereunder in reliance on Rule 506, none of the Company, any director, executive officer, other officers of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the 1934 Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale of any Shares, including the Placement Agent (but, in each case, excluding the Distribution Participant Covered Persons, as defined above, as to whom no representation is made) (each, a “Company Covered Person” and, collectively, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Act. The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Placement Agent will notify the Broker in writing, prior to the closing date of the Offering of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

8.	Payment of Costs and Expenses.

The Broker shall pay all of its own costs and expenses incident to the performance of its obligations under this Agreement, including:

(a)       All expenses incident to the preparation, printing and filing of all advertising originated by it related to the sale of the Shares; and

(b)       All other costs and expenses incurred in connection with its sales efforts related to the sales of the are not expressly assumed by the Company in its Agreement with the .

9.	Indemnification.

(a)       The Broker agrees to indemnify, defend and hold harmless the Company, the Advisor, the Placement Agent, their affiliates and their respective officers, directors, managers, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, the Advisor, the Placement Agent, their affiliates and their respective officers, directors, manager, trustees, employees or agents, which they or any of them may incur arising out of the offer or sale by the Broker, or any person acting on its behalf, of any Shares pursuant to this Agreement if such loss, claim, demand, liability, or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact by the Broker or any person acting on its behalf, or any omission or alleged omission of a material fact by the Broker or any person acting on its behalf, other than an untrue statement, omission, or alleged omission by the Broker that is also, as the case may be, contained in or omitted from the Memorandum unless such statement or omission was based on information supplied to the Company or the Placement Agent by the Broker, or (ii) the breach by the Broker, or any person acting on its behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement.

(b)       The Placement Agent agrees to indemnify, defend and hold harmless the Broker, its officers, directors, managers, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Act, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (i) a breach or alleged breach by CNL of any of its representations, warranties or covenants in this Agreement; (ii) any untrue statement of a material fact contained in the Memorandum or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to comply with any private, covered securities or limited offering exemptions available in such states with respect to the Shares (the “Blue Sky Applications”); or (iii) any omission or alleged omission to state therein a material fact required to be stated in the Memorandum or the Blue Sky Applications, or necessary to make such statements, and any part thereof, not misleading; provided, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Placement Agent, the Company, the Advisor, or any officer of the Company by the Broker. This indemnity provision shall survive the termination of this Agreement.

(c)       If the rights to indemnification provided for in this Section 9 would by their terms be available to a person hereunder (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), but is held to be unavailable by a court of competent jurisdiction for any reason other than because of the terms of such indemnification provision, then Placement Agent and the Broker, to the extent an indemnifying party with respect to an Indemnified Party (each, to such extent, an “Indemnifying Party”), shall contribute to the aggregate of such losses, claims, damages and liabilities as are contemplated in those paragraphs (including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any claim, action, suit or proceeding) in the ratio in which the net proceeds of the Offering of Shares have been actually received and retained by such Indemnifying Party. For purposes of the preceding sentence, proceeds, commissions, marketing support fees, due diligence expense reimbursements or other amounts paid to Placement Agent under Placement Agent Agreement and paid by Placement Agent to the Broker under this Agreement shall not be deemed received and retained by Placement Agent. However, the right of contribution described in the preceding sentences is subject to the following limitation: No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)       Any Indemnified Party entitled to contribution or indemnification under this Section 9 will, promptly after receipt of such notice of commencement of any action, suit, proceeding or claim against him or it in respect of which a claim for contribution or indemnification may be made against another Indemnifying Party or Indemnifying Parties, notify such other Indemnifying Party or Indemnifying Parties. No indemnifying party shall be liable under the indemnity agreements contained in subsections (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subsections (a) and (b) above. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subsections (a) and (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

10.	Term of Agreement.

This Agreement shall become effective the date on which this Agreement is fully executed by both the . After this Agreement becomes effective, either party may terminate it at any time for any reason by giving two (2) business days’ written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the ; (c) the termination of the Placement Agent Agreement between the Company and the Placement Agent; or (d) the revocation or suspension of the Broker’s license or registration to act as a broker-dealer by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

11.	Notices.

All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

If sent to the Placement Agent:

CNL SECURITIES CORP. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Attention: Legal Counsel

If sent to the Broker:

12.	Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, and successors, and shall not be assigned or transferred by the Broker by operation of law or otherwise except with the written consent of the Placement Agent.

13.	Miscellaneous.

(b)       Nothing in this Agreement shall constitute the Broker as in association with or in partnership with the . Instead, this Agreement shall only authorize the Broker to sell the according to the terms as expressly set forth herein; provided, further, that the Broker shall not in any event have any authority to act as the agent or broker of the except according to the terms expressly set forth herein. The Company shall be a third party beneficiary of Section 9(a) of this Agreement; otherwise there shall be no third party beneficiaries of this Agreement, and other than the Company with respect to Section 9(a) herein, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against either party to this Agreement.

(c)       This Agreement embodies the entire understanding between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

(d)       If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(e)       This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g)       The Broker shall be entitled to submit Subscription Agreements using facsimile signatures and hereby agrees to acknowledge such facsimile signatures as if they were an original execution, and such Subscription Agreements shall be deemed as executed when an executed facsimile thereof is transmitted to the Company or the Placement Agent.

IN WITNESS WHEREOF, the parties hereto have each duly executed this Participating Broker Agreement as of the day and year above written.

BROKER:	PLACEMENT AGENT

CNL SECURITIES CORP.
(Name of Broker)

By:	By

Print Name:	Name:

Title:	Title:

SCHEDULE I

FIRST ADDENDUM TO THE PARTICIPATING BROKER AGREEMENT

Name of Broker: __________________________________

The following reflects the up-front selling commission, dealer manager fee and/or distribution and stockholder servicing fee as agreed upon between CNL Securities Corp. (the “Placement Agent”) and the Broker, effective as of the effectiveness of the Participating Broker Agreement (the “Agreement”) between the Placement Agent and the Broker in connection with the offering of Shares of CNL Strategic Residential Credit, Inc. (the “Company”).

Marketing Support Fee

Eligibility to receive the reallowance of the dealer manager fee as a marketing support fee (“Marketing Fee”) described herein is conditioned upon the Broker’s compliance with one or more of the following conditions. Any determination regarding the Broker’s compliance with the listed conditions will be made in good faith by the Placement Agent, in its sole discretion.

(i)	The Broker has and uses internal marketing support personnel (such as telemarketers, or a marketing director) to assist the Placement Agent’s marketing team;
(ii)	The Broker has and uses internal marketing communications vehicles, including, but not limited to, newsletters, conference calls, interactive software and internal mail to promote the Company and the Offering;
(iii)	The Broker will answer investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and repurchase rights and procedures, and the financial status of the Company;
(iv)	The Broker will assist investors with reinvestments and repurchase;
(v)	The Broker will maintain the technology necessary to adequately service the Company’s investors as otherwise associated with the Offering; and
(vi)	The Broker will provide such information and other services as requested by investors from time to time.

Distribution and Stockholder Servicing Fee

The terms and conditions of the annual distribution and stockholder servicing Fee (“Distribution Fee”) are subject to the Memorandum as may be amended or supplemented from time to time. If the Broker elects to sell Class T Shares and/or Class D Shares, the Placement Agent may reallow to the Broker a Distribution Fee in an amount described below, for each Class T Share or Class D Share, as applicable, sold by the Broker in the Offering during the term of this Agreement. The Distribution Fee will accrue daily and will be paid monthly in arrears as described in the Memorandum. The Broker waives any and all rights to receive compensation, including the Distribution Fee, until it is paid to and received by the Placement Agent. Payment of the Distribution Fee by the Company is subject to the terms and conditions of the Company’s Distribution and Stockholder Servicing Plan filed with the Company’s Registration Statement.

Eligibility to receive the Distribution Fee for Class T Shares and/or Class D Shares is conditioned upon: (i) payment through an existing Participating Broker Agreement or other ongoing stockholder servicing agreement between the Placement Agent and the Broker, (ii) the provision of on-going services with respect to the Shares by the Broker, which may include ongoing account maintenance, assistance with recordkeeping, assistance with distributions payments and reinvestment decisions, assistance with Share repurchase requests, assistance with Share conversion processing, or providing such other similar services as the stockholder may reasonably require in connection with investment in the class of Shares, and (iii) acting as broker-dealer of record with respect to such Shares (in which case the Broker agrees to promptly notify the Placement Agent in writing if it is no longer the broker-dealer of record with respect to some or all of the Shares) or, if not acting as broker-dealer of record, otherwise providing advanced written confirmation to the Placement Agent that it performed or arranged for provision of stockholder services to be provided to the account with respect to the Shares. In connection with this provision, the Broker agrees to reasonably cooperate to provide certification to the Company, the Placement Agent, and its agents (including its auditors) confirming the provision services to each particular class of stockholder upon reasonable request. The Broker hereby represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements and is providing the above-described services. This Schedule I and ongoing payment of the Distribution Fee shall survive termination of the Offering and this Agreement but remains subject to all of the terms, conditions, and limitations in the Agreement and Schedule I, in the Company’s Placement Agent Agreement or other servicing agreement with the Placement Agent, and in the Company’s Distribution and Stockholder Servicing Plan.

Notwithstanding the foregoing, upon the date, if any, the Placement Agent is notified that the Broker is no longer meets the above eligibility requirements of the Distribution Fee with respect to such Class T Shares or Class D Shares, as applicable, then the Broker’s entitlement to the Distribution Fee related to such Class T Shares or Class D Shares, shall cease, and the Broker shall not receive the Distribution Fee for any portion of the month in which the Broker is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class T Shares or Class D Shares, as applicable, made in connection with a change in the registration of record for the Class T Shares or Class D Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Participating Broker shall be entitled to a pro rata portion of the Distribution Fee related to the Class T Shares or Class D Shares, as applicable, for the portion of the month for which the Participating Broker was the broker dealer of record. Thereafter, the Distribution Fee may be reallowed by the Placement Agent to another Participating Broker or other meeting the eligibility requirements of the Class T Shares or Class D Shares, if any, pursuant to a Participating Broker Agreement or similar servicing agreement with the Placement Agent that provides for such reallowance. The Placement Agent may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Class T Shares or Class D Shares pursuant to a servicing agreement with the Placement Agent to the extent such servicing agreement provides for such reallowance, all in accordance with the terms of such servicing agreement. All determinations regarding the reallowance of the Distribution Fee will be made by the Placement Agent in good faith in its sole discretion.

Conversion of Class FA, Class E, Class T, Class D, and I Shares; Termination of the Distribution Fee.

Payment of the Distribution Fee with respect to the Class T Shares and/or Class D Shares (as each class may be applicable) sold by the Broker in the Offering will terminate, and those Class T Shares and/or Class D Shares (as applicable) will convert into a number of Class A Shares determined by multiplying each Class T Share or Class D Share to be converted by the applicable “Conversion Rate” described in the Memorandum, on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) with respect to Class T Shares, the end of the month in which the total underwriting compensation paid by a particular stockholder’s account with respect to Class T Shares purchased in the Offering is not less than 8.5% of the gross offering price of those Class T Shares purchased in in the Offering (excluding Shares purchased through our distribution reinvestment plan and those received as stock dividends) or with respect to Class D Shares, the end of the month in which the total underwriting compensation paid by a particular stockholder’s account with respect to Class D Shares purchased in the Offering is not less than 8.5% of the gross offering price of those Class D Shares purchased in in the Offering (excluding Shares purchased through our distribution reinvestment plan and those received as stock dividends); and (iv) the date upon which the Company’s stockholder distribution and servicing fee plan adopted by the Company’s board of directors terminates or is not continued for either the Class T Shares or the Class D Shares, respectively.

The Company will further cease paying the Distribution Fee on any Class T or Class D Share that is repurchased. If the Company redeems a portion, but not all of the Class T Shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T Shares that were repurchased and those Class T Shares that were retained in the account. Likewise, if a portion of the Class T Shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T Shares that were transferred and the Class T Shares that were retained in the account. The Company will further cease paying the Distribution Fee on any Class T or Class D Share upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and, with respect to Class T Shares, in which the Class T Shares as a class are exchanged for cash or other securities, or, with respect to Class D Shares, in which the Class D Shares as a class are exchanged for cash or other securities. If the Company liquidates (voluntarily or otherwise), dissolves or winds up its affairs, then, immediately before such liquidation, dissolution or winding up, the Class FA, Class E, Class T, Class D, and Class I Shares will automatically convert to Class A Shares at the applicable Conversion Rate and the Company’s net assets, or the proceeds therefrom, will be distributed to the holders of Class A Shares, which will include all converted Class FA, Class E Shares, Class T Shares, Class D, and Class I Shares, in accordance with their proportionate interests.

Share Class Election

CHECK EACH APPLICABLE OPTION BELOW IF THE BROKER ELECTS TO PARTICIPATE IN THE LISTED SHARE CLASS:

Founder Shares	Non-Founder Shares*
☐ Class FA Shares	☐ Class A Shares	☐ Class T Shares	☐ Class I Shares
	☐ Class A Shares (Wrap Account)	☐ Class D Shares

The following reflects the Selling Commission, Marketing Fee and/or the Distribution Fee as agreed upon between the Placement Agent and the Broker for the applicable Share Class.

Non-Founder Shares*
________ (Initials)	Up-Front Selling Commission of up to 6.0% of price per Class A Share**	By initialing here, the Broker hereby agrees to the terms of the Agreement and this Schedule with respect to the Class A Shares.
________ (Initials)	Up-Front Selling Commission of up to 3.0% of price per Class T Share**	By initialing here, the Broker hereby agrees to the terms of the Agreement and this Schedule with respect to the Class T Shares.
________ (Initials)	Up-Front Marketing Fee of up to 2.5% of price per Class A Share**

By initialing here, the Broker agrees to the terms of eligibility for the Marketing Fee set forth in the Agreement and this Schedule I for the Class A Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the Marketing Fee and initialing is not necessary.

________ (Initials)	Up-Front Marketing Fee of up to 1.75% of price per Class T Share**

By initialing here, the Broker agrees to the terms of eligibility for the Marketing Fee set forth in the Agreement and this Schedule I for the Class T Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the Marketing Fee and initialing is not necessary.

________ (Initials)	Distribution Fee of up to 1.0% (Annualized Rate) of most recently published estimated NAV per Class T Share up to a total of [ ]% of the price per Class T Share**

By initialing here, the Broker agrees to the terms of eligibility for the Distribution Fee set forth in the Agreement and this Schedule I for the Class T Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary.

________ (Initials)	Distribution Fee of up to 0.5% (Annualized Rate) of most recently published estimated NAV per Class D Share up to a total of [ ]% of the price per Class D Share**

By initialing here, the Broker agrees to the terms of eligibility for the Distribution Fee set forth in the Agreement and this Schedule I for the Class D Shares. Should the Broker choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary.

* See the Memorandum for details.

** Paid on Shares of the applicable Class sold by the Broker, excluding Shares sold pursuant to the Distribution Reinvestment Plan, as provided in this Agreement and in the Memorandum. The Distribution Fee will be based on the then-current Offering price (or, once reported, the amount of the most recently reported net asset value per Share) per Class T Share and Class D Share.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have each duly executed this First Addendum to the Participating Broker Agreement as of the day and year set forth in the preamble hereto.

BROKER	PLACEMENT AGENT FOR CNL STRATEGIC RESIDENTIAL CREDIT, INC.

CNL SECURITIES CORP.
(Name of Broker)

By:	By:

Printed Name:	Printed Name:

Title:	Title: